Exhibit 2.9

PRICING SUPPLEMENT

23rd March, 2005

Portugal Telecom International Finance B.V.

(a private company with limited liability incorporated under the laws of The Netherlands and having its statutory seat in Amsterdam, The Netherlands)

Issue of €500,000,000 4.375 per cent. Notes due 2017

under the €5,000,000,000

Global Medium Term Note Programme

This document constitutes the Pricing Supplement relating to the issue of Notes described herein.  Terms used herein shall be deemed to be defined as such for the purposes of the Terms and Conditions set forth in the Offering Circular dated 12th July, 2004. This Pricing Supplement must be read in conjunction with such Offering Circular.

1.	(i) Series Number:	18

	(ii) Tranche Number:	1

2.	Specified Currency or Currencies:	euro (“€”)

3.	Aggregate Nominal Amount:

	— Tranche:	€500,000,000
	— Series:	€500,000,000

4.	Issue Price of Tranche:	99.798 per cent.

5.	Specified Denomination:	€50,000 per Note (see also item 28)

6.	(i) Issue Date and Interest Commencement Date:	24th March, 2005

7.	Maturity Date:	24th March, 2017

8.	Interest Basis:	4.375 per cent. Fixed Rate

9.	Redemption/Payment Basis:	Redemption at par

10.	Change of Interest Basis or Redemption/ Payment Basis:	Not Applicable

11.	Put/Call Options:	Not Applicable

12.	Listing:

Application has been made for the Notes to be listed on the Official List of the Financial Services Authority as competent authority under the Financial Services and Markets Act 2000 and to be admitted to trading on the London Stock Exchange plc’s market for listed securities

13.	Method of distribution:	Syndicated

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

14.	Fixed Rate Note Provisions	Applicable

	(i) Rate of Interest:	4.375 per cent. per annum payable annually in arrear

	(ii) Interest Payment Date(s):	24th March in each year from and including 24th March, 2006 to and including the Maturity Date

	(iii) Fixed Coupon Amount:	€2,187.50 per €50,000 in nominal amount

	(iv) Broken Amount:	Not Applicable

	(v) Day Count Fraction:	Actual/Actual (ISMA)

	(vi) Determination Date:	24th March in each year

	(vii) Other terms relating to the method of calculating interest for Fixed Rate Notes:	Not Applicable

15.	Floating Rate Note Provisions	Not Applicable

16.	Zero Coupon Note Provisions	Not Applicable

17.	Index Linked Interest Note Provisions	Not Applicable

18.	Dual Currency Note Provisions	Not Applicable

PROVISIONS RELATING TO REDEMPTION

19.	Issuer Call	Not Applicable

20.	Investor Put	Not Applicable

21.	Final Redemption Amount	Par

22.

Early Redemption Amount(s) payable on redemption for taxation reasons or on event of default and/or the method of calculating the same (if required or if different from that set out in Condition 7(e)):

Not Applicable

GENERAL PROVISIONS APPLICABLE TO THE NOTES

23.	Form of Notes:	Bearer Notes: Temporary Bearer Global Note exchangeable for a Permanent Bearer Global Note which is exchangeable for Definitive Notes only upon an Exchange Event.

24.	Additional Financial Centre(s) or other special provisions relating to Payment Dates:	Not Applicable

25.	Talons for future Coupons or Receipts to be attached to Definitive Bearer Notes (and dates on which such Talons mature):	No

26.

Details relating to Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences (if any) of failure to pay, including any right of the Issuer to forfeit the Notes and interest due on late payment:

Not Applicable

27.	Details relating to Instalment Notes:

	(i) Instalment Amount(s):	Not Applicable

	(ii) Instalment Date(s):	Not Applicable

28.	Other terms or special conditions:

Each Note is issued with the Specified Denomination of €50,000 per Note.

For so long as the Notes are represented by a Bearer Global Note and Euroclear and Clearstream, Luxembourg so permit, the Notes shall be tradeable in minimum nominal amounts of €50,000 and integral multiples of €1,000 thereafter.

If Definitive Bearer Notes are required to be issued in the limited circumstances specified in the Permanent Bearer Global Note they will only be printed and issued in denominations of €50,000.

Accordingly, if Definitive Bearer Notes are required to be issued, a Noteholder holding Notes having an original nominal amount which cannot be fully represented by Definitive Bearer Notes in the denomination of €50,000 will not be able to receive a Definitive Bearer Note in respect of the original nominal amount of the Notes by which the original nominal amount of such holding of Notes exceeds the next lowest integral multiple of €50,000, the (“Excess Amount”) and will not be able to receive interest or principal in respect of the Excess Amount. Furthermore, at any meetings of Noteholders while Notes are represented by a Bearer Global Note any vote cast shall only be valid if it is in respect of €50,000 in nominal amount and no vote may be cast in respect of any smaller nominal amount.

29.	Redenomination:	Redenomination not applicable

DISTRIBUTION

30.	(i) If syndicated, names of Managers:

Merrill Lynch International

Morgan Stanley & Co. International Limited

Banco BPI, S.A.

Banco Espírito Santo de Investimento, S.A.

Caixa - Banco de Investimento, S.A.

ABN AMRO Bank N.V.

Barclays Bank PLC

BNP Paribas

Dresdner Bank AG London Branch

	(ii) Stabilising Manager (if any):	Merrill Lynch International

31.	If non-syndicated, name of relevant Dealer:	Not Applicable

32.	Netherlands/worldwide selling restrictions:

The Notes (including rights representing an interest in a Note in global form) may only be offered anywhere in the world, as part of their initial distribution or as part of any re-offering, and this Pricing Supplement may only be distributed and circulated, and any offer of the Notes shall only be announced in writing (whether electronically or otherwise) anywhere in the world, to individuals or legal entities who or which trade or invest in securities in the conduct of a business or profession (“Professional Investors”, which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institutions, central governments, large international and supranational organisations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities), provided that each of the Managers has undertaken with the Issuer that it will be made clear/mentioned upon making any such offers and from any and all documents or advertisements in which the forthcoming offering of the Notes is publicly announced anywhere in the world, that the offer is exclusively made to such Professional Investors.

33.	Additional selling restrictions:

Italy

The offering of the Notes has not been cleared by CONSOB (the Italian Securities Exchange Commission) pursuant to Italian securities legislation and, accordingly each Manager has represented and agreed that, no Notes will be offered, sold or delivered, nor will copies of the Offering Circular or of any document relating to the Notes be distributed in the Republic of Italy, except:

(a)           to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1st July, 1998, as amended; or

(b)           in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24th February, 1998 (the “Financial Services Act”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of 14th May, 1999, as amended.

Any offer, sale or delivery of the Notes or distribution of copies of the Offering Circular or any other document relating to the Notes in the Republic of Italy under (a) or (b) above must be:

(i)            made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of 1st September, 1993 (the “Banking Act”); and

(ii)           in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in the Republic of Italy may need to be preceded and followed by an appropriate notice to be filled with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in the Republic of Italy and their characteristics; and

(iii) in compliance with any other applicable laws and regulations.

OPERATIONAL INFORMATION

34.	Any clearing system(s) other than Euroclear, Clearstream, Luxembourg or The Depository Trust Company:	Not Applicable

35.	Delivery:	Delivery against payment

36.	Additional Paying Agent(s) (if any):	Not Applicable

ISIN:                                                                      XS0215828913

Common Code:                                                   021582891

LISTING APPLICATION

This Pricing Supplement comprises the details required for the issue of Notes described herein to be admitted to the Official List and to trading by the London Stock Exchange plc pursuant to the listing of the €5,000,000,000 Global Medium Term Note Programme of Portugal Telecom International Finance B.V.

RESPONSIBILITY

The Issuer hereby accepts responsibility for the information contained in this Pricing Supplement.

Signed on behalf of the Issuer:

By:
Duly authorised